Exhibit 99.1
1200 New Jersey Avenue, SE.
Washington, DC 20590

IN THE MATTER OF:	Trinity Industries, Inc. and Trinity Highway Products, LLC
FHWA-2015-0591-1015 and FHWA-2015-0591-1016

ADMINISTRATIVE SETTLEMENT AND COMPLIANCE AGREEMENT

I.     Parties
This Administrative Settlement and Compliance Agreement (“Agreement”) is entered into between the Federal Highway Administration (“FHWA”), an Operating Administration of the United States Department of Transportation (“DOT”), Trinity Industries, Inc. (“TII”), and Trinity Highway Products, LLC (“THP”) (TII and THP at times are collectively referred to herein as “Trinity” or the “Companies”), under the authority of and in accordance with Executive Order 12549, the DOT implementing regulations found at 2 C.F.R. Part 180 as adopted by 2 C.F.R. Part 1200, DOT Order 4200.5F, and FHWA Order No. 2000.2B.
II.    Background
A.     On June 9, 2015, the United States District Court for the Eastern District of Texas entered a civil judgment against the Companies under the federal False Claims Act, finding that Trinity made false statements regarding the eligibility for federal funding of THP’s ET Plus guardrail end terminal systems. See United States ex rel. Joshua Harman v. Trinity Industries, Inc., et al., C.A. No. 12-0089 (E.D. Tex.).
B.     The Companies denied the relator’s allegations in the False Claims Act case, believe the judgment is erroneous, and have appealed the judgment to the United States Court of Appeals for the Fifth Circuit. Nevertheless, without admission of any wrongdoing or liability on their parts, the Companies have agreed to enter into this Agreement.
C.     Under 2 C.F.R. §180.635, the FHWA is authorized to settle a suspension action administratively if settlement is determined to be in the best interests of the Federal Government. Through this Agreement, the FHWA has exercised its discretion to determine present responsibility, pursuant to the FHWA Order, FHWA Suspension and Debarment Process, 2000.2B (Nov. 7, 2014).
D.     The FHWA has determined that the Companies’ agreement to implement the measures required in this Agreement provides a satisfactory basis for the FHWA to find the Companies to be presently responsible, and that it is therefore in the best interest of the Government to enter into this Agreement. This Agreement does not reflect any determination by the FHWA regarding the merits of the claims that are the subject of the False Claims Act civil judgment described in section II.A above nor is it intended to express any conclusions by the

FHWA regarding the ET Plus guardrail end terminal system or any other guardrail end terminal systems.
The Parties agree as follows:
III.    Terms and Conditions
A.     Effective Period of the Agreement. This Agreement will be effective for three (3) years from the date the Agreement is signed by the FHWA Suspending and Debarring Official. This Agreement will remain in effect regardless of whether the Court’s civil judgment described in section II.A above is reversed, remanded or otherwise modified in any respect.
B.     Scope of the Agreement. The monitoring and other activities required by this Agreement, including the scope of the Monitor’s activities as described at Terms and Conditions section III.F.3., are limited to all locations in the United States where the Companies conduct business and/or keep records for highway safety hardware products that are sold for installation on Federal-aid highways.
C.     Suspension or Debarment.
1.     In consideration of the Companies’ acceptance of the terms of this Agreement, the FHWA has agreed not to pursue a suspension or debarment action premised upon the civil judgment described in section II.A of this Agreement or the underlying alleged facts and events pertaining to that civil judgment, so long as the Companies remain in compliance with the terms of this Agreement.
2.     This Agreement in no way restricts the authority, responsibility, or ability of the FHWA, or any other Federal agency, to consider and institute, at any time, suspension or debarment proceedings against the Companies based on information constituting an independent cause for such proceedings unrelated to the federal False Claims Act case and allegations, including:
a.     Upon reliable evidence that the Companies have misrepresented any material fact in this Agreement, the FHWA may, in its sole discretion, initiate suspension or debarment proceedings in accordance with 2 C.F.R. Part 180, based on both the violation of the Agreement for misrepresentation of any material fact, and upon the civil judgment described in section II.A of this Agreement. Material facts in this Agreement include, but are not limited to, facts described in section II of this Agreement and the facts represented to the FHWA that the Companies’ Compliance Officer was not involved in the events underlying the civil judgment described in section II.A.
b.     Upon reliable evidence that the Companies have engaged in any material breach or violation of this Agreement, the FHWA may, in its sole discretion, initiate suspension or debarment proceedings in accordance with 2 C.F.R. Part 180, based upon either a material breach or a violation of the Agreement, and upon the civil judgment described in section II.A of this Agreement; provided, however, that the Companies will have thirty (30) business days from the date of notice from the FHWA of a material breach or violation to correct that breach or violation. If correction is not possible within thirty (30) business days, for reasons beyond the control of the Companies, the Companies must present to the FHWA, within those thirty (30) business days, an acceptable plan for correction. Any failure to correct the violation, or present an acceptable plan, may constitute an independent cause for suspension or debarment. If such a failure occurs, or if the FHWA’s Office of Infrastructure finds a corrective plan inadequate, the Office of Infrastructure will create a written report to send to the Companies and to the FHWA Office of the Chief Counsel explaining the failure, and providing any evidence supporting the finding that a failure has occurred. The FHWA Suspending and Debarring Official will provide a notice as to the decision on suspension or debarment based on the report, or treat the information as a new referral of a potential independent cause for suspension and debarment.
c.     Evidence of any compliance problems with federal laws or ethics requirements not covered by the scope of this Agreement, including any issue that raises questions about the present responsibility of the Companies that could serve as a cause for a suspension and proposed debarment referral.
3.     TII and THP, individually, by signing this Agreement or otherwise, do not waive their respective rights to oppose future action(s) under Part 180, or any other substantive, procedural, or due process rights each may assert.
D.     Compliance Program for Roadside Safety Hardware Eligibility.
The Companies will implement a revised compliance program for submitting requests to the FHWA for letters from the FHWA authorizing the eligibility of roadside safety hardware for Federal-aid reimbursement (“Eligibility Compliance Program”). The revised Eligibility Compliance Program shall incorporate the FHWA’s current eligibility process and include provisions to evolve with any future changes to the eligibility process. A copy of the Statement of Objectives and Proposed Schedule for the development, approval, and implementation of the revised Eligibility Compliance Program is attached as Attachment 1.
E.     Compliance Officer.
1.     THP will appoint a senior management level Compliance Officer for the Eligibility Compliance Program. This individual will be responsible for the implementation and day-to-day administration of THP’s Eligibility Compliance Program, as described in section III.D of this Agreement. This individual shall report directly to TII’s Corporate Compliance and Ethics Steering Committee and TII’s Board of Directors. The Companies affirmatively state that the person appointed as the Compliance Officer was not involved in the events alleged by relator referred to in section II.A of this Agreement.
2.     Among other duties, the Compliance Officer is responsible for conducting an appropriate investigation in the event of a complaint concerning a failure to comply with the Eligibility Compliance Program and/or sections III.E and III.F of this Agreement. The Compliance Officer will conduct the investigations in a confidential manner, protecting the identity of any individual or entity raising the complaint anonymously. The Compliance Officer will report on investigations, findings, conclusions, and recommendations, including corrective action(s), to TII’s Corporate Compliance and Ethics Steering Committee and the Board of

Directors. Copies of each written report, including the identity of individuals or entities raising the complaint who did not request anonymity, will be provided to the Monitor and the FHWA. Subject to the confidentiality of anonymous complainants, the Compliance Officer will also report on investigations, findings, conclusions, and recommendations, including corrective action(s) where necessary, to the Monitor. The FHWA may require the Compliance Officer to brief the FHWA, at the Companies’ expense, regarding any particular complaint or investigation.
3.     Subject to the confidentiality of an anonymous complainant, the Compliance Officer will maintain Compliance Logs of all reported complaints and investigations regarding the complaints and investigations described in section III.E.2 of this Agreement, showing the date and time a complaint was received, the date of the alleged conduct at issue, a summary of the allegation, inquiry or investigation, and the resolution or referral of the matter. Upon request, the logs will be provided to the Monitor and the FHWA.
4.     Within 30 days of the effective date of this Agreement, THP shall nominate an individual in a senior management level position to serve as THP’s Compliance Officer. THP shall provide the FHWA with the name, telephone number, current position, and resume of the nominee for the FHWA’s approval, along with a document stating that the nominee was not involved in the events alleged by relator and expressed in the district court’s judgment referred to in section II.A. of this Agreement. Should the FHWA reject the nominee, THP shall promptly nominate another individual Compliance Officer for FHWA approval. Furthermore, any new Compliance Officer requires prior FHWA approval, using the process provided above.
F.     Independent Monitor.
1.     In accordance with this Agreement, the Companies agree to retain for a period of three (3) years from the effective date of the Agreement (the “Monitoring Term”) an independent Monitor to oversee THP’s implementation of the Eligibility Compliance Program. The Monitor will also submit Periodic Reports, as described in section III.F.3 of this Agreement, directly to the FHWA’s Office of Infrastructure, as lead implementation office, with a copy to TII and THP, regarding THP’s implementation of the measures set forth in sections III.D and III.E of this Agreement for the Monitoring Term. The Periodic Reports will be submitted quarterly (every three (3) months) and a final report, a copy of which will be provided to TII and THP, will be submitted within sixty (60) days after the end of the Monitoring Term.
2.     Appointment and Replacement of the Monitor.
a.    The FHWA and Trinity have agreed that the Independent Monitor will be Ms. Ellen Zimiles. The FHWA is satisfied that she has the training and experience to make her qualified for the position, and independent of the Companies. The Monitor has been approved by the FHWA and is subject to the exclusive control and direction of the FHWA. The Monitor will report directly to the FHWA. The Monitor will not be considered an employee or agent of the Companies and the Monitor’s work will not be subject to any assertion of attorney-client privilege or work-product doctrine by the Companies.

b.    If the FHWA determines that the Monitor is not meeting the requirements of this Agreement, the FHWA has the sole discretion to require the Companies to replace the Monitor with a new individual to fulfill the monitoring duties hereunder, resulting in a new monitoring agreement between the Companies and a new Monitor for remaining monitoring period, without a modification of this Agreement in writing requiring mutual consent of all Parties. The Companies must propose a new monitor for the FHWA’s approval within fifteen (15) business days following written request from the FHWA.
3.     Scope of the Monitor’s review, investigation and reports: The Monitor will be responsible for reviewing and investigating the following scope of issues and will address each of these issues in the Periodic Reports required by the Agreement:
a.     The Monitor will review and investigate the overall effectiveness of the Companies’ implementation of the Eligibility Compliance Program described in section III.D. The Monitor will review THP’s Eligibility Compliance Program and verify that THP is following applicable FHWA policy regarding the Federal-aid Highway Reimbursement Eligibility Process.
b.    The Monitor may use checklists or other appropriate methods to complete the Monitor’s reviews and investigations.
c.      The Monitor shall be permitted access to THP’s headquarters and any other offices involved in activities and decisions relevant to the Eligibility Compliance Program during regular business hours and subject to all safety requirements and site access restrictions to complete the Monitor’s review. The Monitor shall have the authority to take such reasonable steps, in the Monitor’s view, as necessary to be fully informed about the Companies’ implementation of the Eligibility Compliance Program. To that end, the Monitor shall have:
(1)     Access to, and the right to make copies of, any and all non-privileged books, records, accounts, correspondence, files, and any and all other documents or electronic records, including e-mail, of the Companies, and of officers, agents, and employees of the Companies, located within the United States concerning any matter within the scope of the Monitoring provisions in section III.F. of this Agreement; and
(2)     The right to interview any officer, employee, agent, or consultant of the Companies conducting business in or present in the United States, and to participate in any meeting in the United States concerning any matter within the scope of the Monitoring provisions in section III.F. of this Agreement; provided, however, that during any such interview, such officer, employee, agent, or consultant shall have the right to counsel and shall not be required to disclose privileged information; and
(3)     To the extent that the Monitor seeks access to information contained within privileged documents or materials, the Companies shall use their best efforts to provide the Monitor with the information without compromising the asserted privilege.

d.     Confidentiality.
(1)    The Monitor shall maintain the confidentiality of any non-public information entrusted or made available to the Monitor. The Monitor shall share such information only with the FHWA, except that the Monitor may also determine in consultation with the FHWA that such information should be shared with the DOT’s Office of the Inspector General and/or other federal agencies with reasonable notice to the Companies describing which documents have been shared.
(2)     The Monitor shall sign a non-disclosure agreement with the Companies prohibiting disclosure of information received from the Companies to anyone other than the FHWA, the DOT’s Office of the Inspector General and/or other federal agencies or anyone employed or retained by the Monitor. Within thirty (30) days after the end of the Monitor’s term, the Monitor shall either return anything obtained from the Companies, or certify that such information has been destroyed. Anyone employed or retained by the Monitor shall also sign a non-disclosure agreement with similar return or destruction requirements as set forth in this subsection.
e.     The Monitor’s Periodic Reports at a minimum must include the following: (1) Status of the THP’s adherence to the FHWA’s Federal-aid Highway Reimbursement Eligibility Process, including an update of eligibility activities and submissions occurring within the three months covered by the report; (2) A summary of the documents and activities reviewed in the Companies’ offices and facilities; and (3) Any observations of nonconformance with THP’s Eligibility Compliance Program or the current Federal-aid Highway Reimbursement Eligibility Process.
f.     Upon each anniversary of the effective date of this Agreement during [his/her] tenure, the Monitor will furnish the FHWA with an affidavit certifying that [he/she] has no financial interest in the Companies, or other relationship with the Companies or any of their respective affiliates or subsidiaries, other than that arising from [his/her] services as the Monitor.
g.     If the Monitor finds evidence of any non-compliance with federal laws or requirements not covered by the scope of sections III.E. and III.F. of this Agreement, including any issue that raises questions about the present responsibility of the Companies that could cause a suspension and proposed debarment referral, the Monitor will report those problems promptly to the FHWA Office of Infrastructure, the DOT’s Office of the Inspector General, and THP’s Compliance Officer.

4.     The Monitor will be permitted to hire, at a reasonable cost, outside legal counsel, accountants, and/or other third-party professionals as may be reasonably needed to carry out the Monitor’s obligations. The monitor shall also have the authority to take such other actions in the United States that are reasonably necessary to carry out the Monitor’s monitoring activities, as described herein.

5.     All of the Monitor’s reasonable fees and expenses (including those incurred pursuant to section III.F.4) are the sole responsibility of the Companies, which will establish an escrow account through which the fees and expenses will be paid. This escrow account will be established and funded within 15 business days of the retention of the Monitor. The escrow account will be maintained by an independent escrow agent, who will pay all fees and expenses from funds in the account. The Companies may select the escrow agent, and the Companies will be responsible for payment of all the escrow agent’s expenses for administering the fund. Consistent with the fiduciary duties assumed by the escrow agent, the escrow agent will have authority to disburse payment of all undisputed fees and expenses of the Monitor. Should a dispute arise as to whether any activity or expense is within the scope of this Agreement or is otherwise reasonable or necessary, the escrow agent will promptly inform the FHWA’s Office of Infrastructure and the Companies in writing of the dispute. The FHWA will decide the matter in dispute, and the FHWA's decision is final. If the Monitor is replaced, the Companies will modify the escrow agreement for any new Monitor, to be effective from the time any new Monitor is appointed by the FHWA for the remaining time period of the Agreement.
G.     Additional Actions by the Company.
1.     On September 11, 2015, the FHWA and the American Association of State and Highway Transportation Officials (“AASHTO”), a nonprofit, nonpartisan association representing highway and transportation departments in the 50 States, the District of Columbia, and Puerto Rico, issued a joint report evaluating real-world crash data involving the ET Plus System and other w-beam guardrail terminals, including those manufactured by THP’s competitors (“Task Force II Report”).
2.     The Task Force II Report contained several recommendations for public highway agencies and private industry participants including: (1) Fully Implement Manual for Assessment of Safety Hardware (“MASH”) Compliance for New Installations of Guardrail Terminals; (2) Conduct In-Service Performance Evaluations of Guardrail Terminals; (3) Expand Documentation of Guardrail Crashes; (4) Advance Noteworthy Safety Data and Roadside Hardware Inventory Practices; (5) Conduct Research on Vehicle Corner Impacts with Guardrail Terminals; (6) Conduct Research on Vehicle Side Impacts with Guardrail Terminals; and (7) Promote Proper Placement, Installation, and Maintenance Practices.
3.     The FHWA, TII and THP acknowledge and support continuing innovation and initiatives to advance roadside safety. In support of further innovation in roadside safety, THP agrees to conduct, participate in, and support the following two initiatives: Guardrail Terminal Tracking Pilot Program and Training Program Regarding Guardrail End Terminals.
4.     Guardrail Terminal Tracking Pilot Program.
a.     In the FHWA and AASHTO Task Force II Report, the Task Force recommended that the highway safety community and public transportation agencies implement practices for developing and maintaining roadside hardware inventory systems. In support of these recommendations, within ninety (90) days of the effective date of this Agreement, THP will submit to the FHWA for approval a plan for developing a thirty (30) month pilot program to track the manufacture, purchase, installation, maintenance, repair and replacement of guardrail terminals. The pilot program shall consist of the following:

(1)    A method to mark or label each guardrail terminal with an individually identifiable number or alphanumeric designation and information about its manufacture, including the date and location of manufacture; such marking shall not be considered a change or modification to the device marked for purposes of the FHWA’s current requirements for product change or modification notice and crash testing.
(2)    A method for the installer of the guardrail terminal to identify and record information regarding the installation of the terminal, including, but not limited to, the date and location of installation.
(3)    A method for the owner of the guardrail terminal to identify and record information about any and all inspections of the terminal, including the date of inspection, the nature of the inspection, and the reasons for and the results of the inspection.
(4)    A method for the owner of the guardrail terminal to promptly identify and record information about any and all maintenance, repair, or replacement of the terminal or any parts or components thereof, including the date and time of any maintenance, repair or replacement of the terminal or any parts or components thereof and the reason for and nature of the maintenance, repair or replacement.
(5)    A description of how THP intends to identify and obtain the participation of States in the pilot program.
b.     Within thirty (30) days of the FHWA’s approval of the program, which shall not be unreasonably withheld, THP will begin to work in good faith with State(s) to develop and implement the program.
c.     Within sixty (60) days of completion of the program, THP will submit to the FHWA a report describing the results of the program, including any recommendations for improving the program. This report will be available to the public, and not subject to any redactions for confidential business information or any other exemption under the Freedom of Information Act (“FOIA”) 5 U.S.C. 552, et seq.
d.     In its sole discretion, THP may retain consulting services to work with THP and the States in developing and implementing the pilot program.
e.     Notwithstanding THP’s agreement to conduct, participate in, and support the pilot program described in this section III.G.4., the FHWA acknowledges that THP may be unable to obtain the participation of any State, State agency, or any third party needed to implement the pilot program. THP’s obligation under this section shall be to approach no less than five (5) States with the goal of obtaining an agreement from at least one (1) State to implement the pilot program. Upon receiving the agreement of at least one State to participate in the pilot program, THP shall proceed with appropriate diligence to implement the pilot program. If, after approaching at least five States, THP is unable to obtain the participation of at least one State in the pilot program within ninety (90) days of the FHWA’s approval of the pilot program, THP shall provide a report to the FHWA describing the efforts that it has made to obtain State participation. Upon the FHWA’s acceptance of this report of State nonparticipation and the FHWA’s acknowledgement that THP made a good faith, but unsuccessful, effort to obtain State participation, THP shall not be obligated to implement the pilot program unless the FHWA notifies THP that the FHWA has identified a State that will participate in the pilot program.
5.    Training Program Regarding Guardrail End Terminals.
a.     TII and THP do not install, maintain, or repair highway safety products that have been sold to the States or their contractors. Those functions are the responsibility of the purchasers of such products or their contractors. In a Memorandum dated May 26, 2015 and directed to State Departments of Transportation and any city, county, or municipality with responsibility for the operation and maintenance of their roadways, the FHWA stated that it “is critical that devices be installed and maintained properly so they are in the best position to perform as designed and tested.” The FHWA also stated that “[r]elative to installation and maintenance of crashworthy roadside safety hardware, it is strongly recommended that [States] put in place the necessary protocols to ensure that any entity installing or maintaining roadside safety hardware, including contractors or State or local personnel, are capable (e.g., trained, credentialed or authorized by the roadside hardware manufacturer for the installation and maintenance of their hardware) of doing this work.” The FHWA and AASHTO Task Force II Report concluded that installation conditions were identified that can adversely affect the performance of terminal devices, including (a) hardware installation/maintenance/repair issues, (b) roadside grading issues, and (c) device placement that does not conform to accepted guidance and practice.
b.     In support of the recommendations made by the FHWA and AASHTO Task Force II Report, and to support the States in meeting their obligations pertaining to roadside hardware installation, maintenance, repair, and replacement, within ninety (90) days of the effective date of this Agreement, THP will submit to the FHWA for approval a plan for developing and implementing a program to make available to States and contractors web-based training and instruction on assembly, installation, inspection, and maintenance of THP’s guardrail terminal systems to the extent that those subjects are addressed in THP’s Assembly Manual. Upon FHWA approval, which shall not be unreasonably withheld, THP shall implement the plan, place the training program on its website, and notify all State Departments of Transportation of the availability of the training program and encourage them to review the contents of the program. THP shall maintain records documenting information regarding (1) the number of individuals who start and complete the training and (2) the job responsibilities of such individuals (e.g., installation contractor, State Department of Transportation maintenance worker, etc.). The training program shall include, at a minimum, the following information:
(1)    A review of THP’s assembly manual for guardrail terminal systems.
(2)    A hardware component review of the guardrail terminal systems.
(3)    Assembly, installation, inspection, and maintenance practices.

c.     In its sole discretion, THP may retain consulting services to work with THP in developing and implementing the training program.
6.     The Companies will provide to the FHWA copies of any non-privileged, final reports of audits, such as ISO 9001 certification audits, or other similar reviews conducted by or for the Companies during the term of this Agreement regarding THP’s quality management system for the manufacture of roadside hardware in the United States. In connection with the submission of such reports, the Companies may advise the FHWA that a particular report contains confidential business information that is exempt from disclosure under the Freedom of Information Act, and the FHWA will proceed accordingly.
IV.    Additional Provisions
A.     Modification of Agreement.
Any requirements imposed on the Companies by this Agreement may be discontinued by the FHWA in its sole discretion. In the event of a reversal upon appeal of the judgment described in section II.A. above, the FHWA and the Companies will discuss whether any of the provisions of this Agreement should be modified or waived. Other than requirements discontinued by the FHWA in its sole discretion, modifications to this Agreement may be made only in writing and upon mutual consent of all Parties.
B.     Sales, Mergers, Transfers, Bankruptcy; Survival of Agreement.
TII and THP each agree that neither company shall transfer all or substantially all of its assets to new owners for the purpose of avoiding any obligation under this Agreement. If TII merges with another company or transfers more than half of its assets to new owners, TII must notify the FHWA within thirty (30) days of the earlier of such merger or transfer occurring or being publicly announced and must provide copies of corporate documents sufficient to describe the transaction. If THP merges with another company or transfers more than half of its assets to a new owner, excluding affiliates of TII and THP, THP must notify the FHWA within thirty (30) days of the earlier of such actions occurring or being publicly announced and must provide copies of corporate documents sufficient to describe such actions. This Agreement will inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided, however, that the surviving entity, if other than TII and THP, may request and show good cause why this Agreement should not be applicable to its operations. Bankruptcy proceedings will not prevent or stay the enforcement of this Agreement or any suspension or debarment proceedings instituted by the FHWA based on the Companies’ alleged failure to comply with the terms of this Agreement, or based on allegations that the Companies engaged in other conduct that is a cause for suspension or debarment.
C.     Public Document.
This Agreement is a public document, and any information in the FHWA’s possession or submitted to the FHWA pursuant to the terms of the Agreement, is subject to FOIA, 5 U.S.C. 552, et seq., and DOT implementing regulations (49 C.F.R. Part 7). To the extent that any of the requested information is claimed by TII or THP as being subject to the criteria of FOIA Exemption 4, the FHWA will notify TII and THP in accordance with 49 C.F.R. Part 7 that a request has been received and will identify the records in its possession that are responsive to the request. TII and THP will have the opportunity to object to the release of the information under 49 C.F.R. § 7.29.
D.     Administration of Agreement.
All submissions from the FHWA to TII and THP required by this Agreement will be delivered to TII and THP at the office address for TII’s Chief Legal Officer. All submissions from TII and THP to the FHWA required by this Agreement will be delivered to:

Associate Administrator
Office of Infrastructure
Federal Highway Administration
1200 New Jersey Avenue, SE
Washington, DC 20590
E.     Savings Clause.
Nothing in this Agreement overrides other changes in FHWA laws, regulations, guidance, or policy. Changes in FHWA law, regulations, guidance or policy supersede any citations to law, regulations, guidance, or policy in this Agreement.
F.     Entire Agreement and Effective Date.
This Agreement constitutes the entire agreement between the FHWA, TII and THP, superseding any prior agreements or understandings, oral or written, with respect to this Agreement. This Agreement is effective on the date of the signature of the FHWA Suspending and Debarring Official.
G.     Signatures.
Facsimiles of signatures are deemed acceptable, binding signatures for purposes of this Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original document, and all of which will constitute one and the same Agreement.

FOR THE FHWA:	FOR TII:

/s/ Thomas D. Everett	/s/ Theis Rice
Thomas D. Everett	Theis Rice, Senior Vice-President and
Acting Associate Administrator for Infrastructure	Chief Legal Officer
Acting Suspending and Debarring Official	Trinity Industries, Inc.

June 10, 2016	June 9, 2016
Date	Date

FOR THP:

/s/ Theis Rice
Theis Rice, Senior Vice-President
Trinity Highway Products, LLC

June 9, 2016
Date

Attachment:
(1) Statement of Objectives and Proposed Schedule for the Development, Approval, and Implementation of the Revised Eligibility Compliance Program